Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Fourth Quarter 2015 Results;

Announces Closure of Three More CMC Distillation Facilities

2016 Guidance Reflects Continued Shift Towards RUPS and PC Segments

Q4 2015 EPS of ($4.27) Reflects CMC Restructuring Strategy

Q4 2015 Adjusted(1) EPS of $0.13 Compares Favorably to Prior Year of ($0.27)

2015 Debt Repayment of $115.7 Million as Planned; 2016 Debt Reduction Goal of $85-$110 Million

2016 Adjusted EPS Projected to be $1.80 to $2.10

PITTSBURGH, February 25, 2016 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported consolidated sales of $363.7 million for the fourth quarter of 2015, a decrease of 14.8 percent, or $63 million, from sales of $426.7 million in the fourth quarter of 2014.  The sales decline was primarily related to Carbon Materials and Chemicals (CMC), driven by lower sales volumes for carbon pitch and carbon black feedstock combined with lower sales prices for carbon black feedstock, naphthalene, and phthalic anhydride. The sales volume reductions for CMC were mainly in North America as a result of aluminum smelter closures.  The reduction in sales for CMC also included a negative impact of approximately $10.6 million from foreign currency translation.

Net loss attributable to Koppers for the quarter was $87.7 million, or $4.27 per diluted share compared to a loss of $33.5 million, or $1.63 per share in the fourth quarter of 2014. Adjusted net income and adjusted earnings per share were $2.8 million and $0.13 per share for the fourth quarter of 2015 compared to an adjusted loss of $5.6 million and $0.27 per share in the prior year quarter.

Subsequent to year-end, the company announced further actions as part of its CMC restructuring strategy, and accordingly, $106.9 million of goodwill impairment charges and restructuring expenses were recorded in the fourth quarter of 2015, of which $80.8 million was non-cash.  These charges are adjustments to pre-tax income for the current year fourth quarter.  Adjustments to pre-tax income for the fourth quarter of 2014 totaled $7.1 million and consisted of impairment charges, restructuring expenses and non-cash LIFO expenses.  Adjusted net income and adjusted earnings per share for the prior year fourth quarter also included $24.3 million of tax expense related to a legal entity restructuring project.

The Performance Chemicals (PC) business reported strong profitability as the trends for residential remodeling and existing home sales have continued to be favorable.  The results for the Railroad and Utility Products and Services (RUPS) business also improved mainly as a result of higher sales volumes for crossties from Class I railroad customers compared to the prior year quarter.  However, CMC profitability, on an adjusted basis, was significantly lower than the prior year quarter due to decreased volumes and lower selling prices of certain products that are impacted by oil prices.

Commenting on the quarter, Leroy Ball, president and CEO of Koppers, said, “While results for the fourth quarter of 2015 fell short of our original expectations due to a variety of factors, I am confident that we are well on the path of coming back from trough conditions, and we have positioned ourselves to deliver improved results and strong cash flow in 2016 and beyond.  Our shift in strategy to focus on higher value wood treatment preservation markets has lined up almost perfectly with the recent decline of most of our carbon products markets due to lower crude oil pricing and the secular geographic shift in aluminum production to lower-cost countries.  By the end of 2016, we will have shut down or sold seven of eleven CMC facilities within a three-year period which is equivalent to a 50 percent reduction in operating capacity.  We expect our remaining footprint, while smaller, to be significantly stronger and more profitable.”

Mr. Ball added, “At the same time, we have been proactively managing those parts of our company that represent growth opportunities, as demonstrated by the performance in our PC and RUPS businesses.  Another outstanding example of our employees’ hard work is shown in our strong cash flow generation of $127.7 million in 2015, which was $92.2 million higher than the prior year level. Consequently, we paid down debt by $115.7 million, which was in line with our goal to reduce debt by $100 million to $125 million in 2015.  These are remarkable achievements, given the ongoing headwinds we faced over the past year, and I am proud of our team’s ability to remain focused on executing this critical piece of our strategy."

Summary of Fourth-Quarter Financial Performance:

•

Sales for PC were $79.5 million, compared to sales of $77.5 million in the prior year quarter.  Adjusted EBITDA margins of 17.0 percent for the fourth quarter were significantly higher than 8.8 percent in the prior year quarter, due mainly to higher sales volumes, lower raw material costs, and the benefit of cost synergies related to the Osmose acquisition.

•

Sales for RUPS of $150.4 million decreased slightly compared to sales of $153.4 million in the prior year quarter.   However, adjusted EBITDA margins improved to 11.9 percent compared to 11.5 percent in the prior year quarter.  Demand from Class I customers for treated railroad crossties declined, partially offset by some restocking of untreated crossties, which benefited from favorable weather conditions.  This segment reported a year-over-year margin increase due to continual improvement of operating efficiencies.

•

Sales for CMC totaling $133.8 million decreased by 32 percent or $62.0 million, compared to sales of $195.8 million in the prior year quarter. The decline was due to lower sales volumes for carbon pitch and carbon black feedstock and lower average sale prices for carbon black feedstock, naphthalene, and phthalic anhydride, which were driven by lower oil prices.  The reduction in sales volumes was due primarily to lower demand for carbon pitch in North America as a result of aluminum smelter closures and curtailments.  Fourth quarter sales for CMC also included a negative impact of approximately $10.6 million from foreign currency translation.  Adjusted EBITDA loss margin for the fourth quarter was 1.0 percent compared with a profit margin of 2.2 percent in the prior year quarter.

•

Adjusted EBITDA was $28.9 million compared to $23.7 million in the fourth quarter of 2014, due mainly to substantially higher profitability from the PC business, which more than offset the lower earnings in the CMC segment.

•

Items excluded from adjusted EBITDA consisted of $105.9 million of pre-tax charges, and adjusted net income and adjusted EPS for the quarter excluded $106.9 million of pre-tax charges, both of which related primarily to goodwill impairment charges, restructuring expenses, plant closing costs, and non-cash LIFO expenses.

Cessation of Coal Tar Distillation Facilities in the U.S., U.K. and China

In mid-January 2016, the company announced its decision to shut down the distillation operations at the Clairton, Pennsylvania, facility.  Production at this facility, which has 52 employees, is expected to ramp down over the next six months, as it transitions production to other Koppers-owned facilities in both the U.S. and Europe.  The Clairton site is targeted to cease operations in mid-2016.

The company announced plans today to cease operations at its U.K. tar distillation facilities.  The plant at Port Clarence, which has been idle since December 2015, is expected to operate instead as a terminal and export site for coal tar.  In addition, it is planned that the production facility and an administration center at Scunthorpe will be closed.  There are approximately 80 employees in the company’s Carbon Materials and Chemicals business in the U.K., and consultations with the affected employees will immediately commence regarding the consequences of these plans.

Also, the company has announced its intention to shut down the tar distillation operations at its KCCC facility, a joint venture in China, by March 31, 2016.

These actions are necessary due to the continued secular shift of primary aluminum production to lower-cost energy regions of the world, which has contributed to overcapacity in the tar distillation industry in the U.S. and Europe.  Also, there has been a significant reduction of coal tar supply in the U.K. and as a result, the facilities have been incurring higher operating expenses.

Under the CMC restructuring strategy, the company expects to reduce its CMC footprint from 11 to 4 remaining facilities by the end of 2016, which are located in key regions around the world – U.S., Denmark, China, and Australia.  Koppers is significantly transforming its business model through streamlining its operating footprint and reducing reliance on and exposure to the carbon pitch markets.

2016 Outlook

Commenting on 2016 Mr. Ball said, “I believe that we will generate sales of approximately $1.5 billion, adjusted EBITDA of $158 to $168 million and adjusted earnings per share between $1.80 and $2.10. Our guidance is predicated on average crude oil prices of approximately $30 per barrel.”

Additionally, the company expects capital expenditures to be $40 to $45 million in 2016.  Regarding debt reduction, the company is targeting $85 to $110 million in 2016, which is consistent with its goal of paying down debt by $200 to $225 million over the 2015-2016 period.

For the company’s 2016 guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items are not determinable, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time; however, definitions and reconciliations for historical non-GAAP measures presented herein are provided per footnote 1 below.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, February 25, 2016, beginning at 11:00 AM EST to discuss the company’s performance.  Interested parties may access the live audio broadcast by dialing 800 227 9428 in the United States/Canada, or +1 785 830 1925 for international, Conference ID number 5116224.  Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration.  An audio replay will be available approximately two hours after the completion of the call at 888 203 1112 or +1 719 457 0820, Conference ID number 5116224. The recording will be available for replay through March 10, 2016.

The live broadcast of the Koppers conference call will be available online: http://edge.media-server.com/m/p/2mpmymdy.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)

Please note that there will be presentation materials posted to the company’s website prior to the call.

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through March 10, 2016.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP." For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions, interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us,  as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

(1)

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net sales	$363.7	$426.7	$1,626.9	$1,555.0
Cost of sales (excluding items below)	307.3	369.7	1,366.7	1,343.7
Depreciation and amortization	13.8	14.2	59.0	44.0
Gain on sale of business	—	—	(3.2)	—
Impairment and restructuring charges	35.1	(0.2)	42.2	17.9
Goodwill impairment	67.2	—	67.2	—
Selling, general and administrative expenses	30.9	40.9	124.6	116.2

Operating (loss) profit	(90.6)	2.1	(29.6)	33.2
Other (loss) income	(0.2)	0.3	0.2	—
Interest expense	12.2	13.8	50.7	39.1

(Loss) before income taxes	(103.0)	(11.4)	(80.1)	(5.9)
Income taxes	(14.2)	25.0	(4.2)	34.1

(Loss) from continuing operations	(88.8)	(36.4)	(75.9)	(40.0)
Income (loss) from discontinued operations, net of tax	—	0.6	(0.1)	0.6

Net (loss)	(88.8)	(35.8)	(76.0)	(39.4)
Net loss attributable to noncontrolling interests	(1.1)	(2.3)	(4.0)	(7.0)

Net (loss) attributable to Koppers	$(87.7)	$(33.5)	$(72.0)	$(32.4)

(Loss) per common share attributable to Koppers:
Basic –
Continuing operations	$(4.27)	$(1.67)	$(3.50)	$(1.61)
Discontinued operations	—	0.04	(0.01)	0.03
(Loss) per diluted common share	$(4.27)	$(1.63)	$(3.51)	$(1.58)

Diluted –
Continuing operations	$(4.27)	$(1.67)	$(3.50)	$(1.61)
Discontinued operations	—	0.04	(0.01)	0.03
(Loss) per diluted common share	$(4.27)	$(1.63)	$(3.51)	$(1.58)

Weighted average shares outstanding (in thousands):
Basic	20,554	20,495	20,541	20,463
Diluted	20,554	20,495	20,541	20,463
Dividends declared per common share	$—	$0.25	$—	$1.00

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$21.8	$51.1
Accounts receivable, net of allowance of $6.5 and $5.6	155.0	198.7
Income tax receivable	4.6	—
Inventories, net	226.4	241.2
Deferred tax assets	—	10.5
Loan to related party	9.5	9.5
Other current assets	27.0	30.3

Total current assets	444.3	541.3
Property, plant and equipment, net	277.8	299.7
Goodwill	186.6	247.2
Intangible assets, net	156.1	167.7
Deferred tax assets	36.6	7.8
Other assets	24.0	30.2

Total assets	$1,125.4	$1,293.9

Liabilities
Accounts payable	$140.8	$120.6
Accrued liabilities	99.8	122.5
Dividends payable	—	5.1
Current maturities of long-term debt	39.9	43.9
Accrued liabilities	103.0	82.4
Total current liabilities	280.5	292.1
Long-term debt	694.9	806.6
Accrued postretirement benefits	53.6	54.7
Deferred tax liabilities	5.7	10.2
Other long-term liabilities	103.1	46.4

Total liabilities	1,137.8	1,210.0
Commitments and contingent liabilities

Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,015,994 and 21,938,260 shares issued	0.2	0.2
Additional paid-in capital	167.8	164.5
Retained (accumulated deficit) earnings	(54.0)	18.0
Accumulated other comprehensive loss	(79.8)	(60.3)
Treasury stock, at cost; 1,459,164 and 1,443,248 shares	(52.7)	(52.4)

Total Koppers shareholders’ (deficit) equity	(18.5)	70.0

Noncontrolling interests	6.1	13.9

Total (deficit) equity	(12.4)	83.9

Total liabilities and (deficit) equity	$1,125.4	$1,293.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014

Cash (used in) provided by operating activities:
Net (loss)	$(76.0)	$(39.4)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	59.0	44.0
Impairment of long-lived assets	14.7	4.7
Goodwill impairment	67.2	—
Gain on sale of businesses	(3.2)	—
Deferred income taxes	(16.0)	2.5
Equity income, net of dividends received	3.1	1.6
Change in other liabilities	(5.5)	(10.3)
Non-cash interest expense	3.6	4.2
Stock-based compensation	3.8	4.7
Deferred revenue	27.6	—
Other	5.2	1.0
Changes in working capital:
Accounts receivable	34.1	13.4
Inventories	(4.3)	(14.0)
Accounts payable	25.0	(10.6)
Accrued liabilities	(19.6)	29.2
Other working capital	9.0	4.5

Net cash provided by operating activities	127.7	35.5

Cash (used in) provided by investing activities:
Capital expenditures	(40.7)	(83.8)
Acquisitions, net of cash acquired	(15.3)	(496.5)
Net cash proceeds from divestitures and asset sales	14.9	0.3

Net cash used in investing activities	(41.1)	(580.0)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	612.1	572.5
Repayments of revolving credit	(685.9)	(368.0)
Borrowings of long-term debt	1.1	343.0
Repayments of long-term debt	(40.7)	—
Issuances of Common Stock	—	0.7
Proceeds from issuances of noncontrolling interest	—	1.4
Repurchases of Common Stock	(0.3)	(2.0)
Payment of deferred financing costs	(1.0)	(11.1)
Dividends paid	(8.7)	(20.4)

Net cash (used in) provided by financing activities	(123.4)	516.1
Effect of exchange rate changes on cash	7.5	(2.7)

Net decrease in cash and cash equivalents	(29.3)	(31.1)
Cash and cash equivalents at beginning of period	51.1	82.2

Cash and cash equivalents at end of period	$21.8	$51.1

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014		2015		2014
	(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$150.4	$153.4		$657.0		$597.8
Carbon Materials and Chemicals	133.8	195.8		613.4		833.7
Performance Chemicals	79.5	77.5		356.5		123.5

Total	363.7	426.7		1,626.9		1,555.0
Operating (loss) profit:
Railroad and Utility Products and Services	14.1	12.3		62.2		53.6
Carbon Materials and Chemicals	(111.2)	(5.5)		(125.0)		(5.3)
Performance Chemicals	7.4	0.3		39.0		1.6
Corporate Unallocated	(0.9)	(5.0)		(5.8)		(16.7)

Total	(90.6)	2.1		(29.6)		33.2
Depreciation and amortization:
Railroad and Utility Products and Services	3.1	3.2		14.2		11.9
Carbon Materials and Chemicals	5.9	6.3		25.8		25.0
Performance Chemicals	4.8	4.7		19.0		7.1

Total	13.8	14.2		59.0		44.0
Other (loss) income:
Railroad and Utility Products and Services	(0.1)	0.1		—		(0.1)
Carbon Materials and Chemicals	(0.6)	(0.7)		(3.3)		(1.9)
Performance Chemicals	0.7	0.9		1.9		1.4
Corporate Unallocated	(0.2)	—		1.6		0.6

Total	(0.2	(0.2)	0.3		0.2		—
(0.2
Adjusted EBITDA(1):
Railroad and Utility Products and Services	17.9	17.6		84.3		68.0
Carbon Materials and Chemicals	$(1.4)	$4.3		$9.5		$47.2
Performance Chemicals	13.5	6.8		60.6		13.7
Corporate Unallocated	(1.1)	(5.0)		(4.2)		(12.6)

Total	$28.9	$23.7		$150.2		$116.3
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	11.9%	11.5%		12.8%		11.4%
Carbon Materials and Chemicals	(1.0%)	2.2%		1.5%		5.7%
Performance Chemicals	17.0%	8.8%		17.0%		11.1%
Total	7.9%	5.6%		9.2%		7.5%

(1)	The tables below describe the adjustments to EBITDA for the quarters and years ended December 31, 2015 and 2014, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP revenues.

	Q4 2015					YTD 2015
	COGS	I&R	GW Impair	SGA	Total	COGS	I&R	GW Impair	SGA	Equity Income	Total
RUPS adjustments
Treating plant closure	$1.2	$(0.6)	$-	$-	$0.6	$2.8	$5.7	$-	$-	$-	$8.5
Net loss (gain) on sale of business	$0.2	$-	$-	$-	$0.2	$(2.3)	$-	$-	$-	$-	$(2.3)
Non-cash LIFO	$-	$-	$-	$-	$-	$1.7	$-	$-	$-	$-	$1.7
	$1.4	$(0.6)	$-	$-	$0.8	$2.2	$5.7	$-	$-	$-	$7.9
CMC adjustments
Goodwill impairment	$-	$-	$67.2	$-	$67.2	$-	$-	$67.2	$-	$-	$67.2
North American restructuring	$1.0	$20.8	$-	$(1.2)	$20.6	$3.5	$21.5	$-	$0.7	$-	$25.7
European restructuring	$3.1	$14.0	$-	$0.1	$17.2	$4.4	$14.1	$-	$0.4	$-	$18.9
China restructuring	$0.3	$0.9	$-	$-	$1.2	$0.4	$0.9	$-	$-	$0.4	$1.7
Non-cash LIFO	$(1.7)	$-	$-	$-	$(1.7)	$(1.5)	$-	$-	$-	$-	$(1.5)
	$2.7	$35.7	$67.2	$(1.1)	$104.5	$6.8	$36.5	$67.2	$1.1	$0.4	$112.0
PC adjustments
Mark-to-market commodity hedging (non-cash)	$0.6	$-	$-	$-	$0.6	$0.7	$-	$-	$-	$-	$0.7
Total adjustments	$4.7	$35.1	$67.2	$(1.1)	$105.9	$9.7	$42.2	$67.2	$1.1	$0.4	$120.6

	Q4 2014				Year 2014

	COGS	I&R	SGA	Total	COGS	I&R	SGA	Total
RUPS adjustments
Treating plant closure	$(0.3)	$-	$-	$(0.3)	$0.3	$-	$-	$0.3
Non-cash LIFO	$2.3	$-	$-	$2.3	$2.3	$-	$-	$2.3
	$2.0	$-	$-	$2.0	$2.6	$-	$-	$2.6
CMC adjustments
North American restructuring	$3.3	$-	$1.3	$4.6	$3.4	$-	$2.2	$5.6
European restructuring	$0.2	$(0.2)	$0.7	$0.7	$4.8	$13.2	$1.6	$19.6
China restructuring	$-	$-	$-	$-	$0.6	$4.7	$-	$5.3
Non-cash LIFO	$(1.1)	$-	$-	$(1.1)	$(1.1)	$-	$-	$(1.1)
	$2.4	$(0.2)	$2.0	$4.2	$7.7	$17.9	$3.8	$29.4

PC inventory step-up amortization	$0.9	$-	$-	$0.9	$3.6	$-	$-	$3.6
Osmose closing and deferred financing	$-	$-	$-	$-	$-	$-	$3.5	$3.5
Total adjustments	$5.3	$(0.2)	$2.0	$7.1	$13.9	$17.9	$7.3	$39.1

Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net (loss) attributable to Koppers	$(87.7)	$(33.5)	$(72.0)	$(32.4)

Items impacting pre-tax income (loss) (1)
Impairment, restructuring and plant closure costs	107.7	5.0	126.4	35.2
(Gain) loss on sale of business	0.3	—	(2.2)	—
Osmose acquisition costs	—	0.9	—	7.1
Write-off of deferred financing costs	—	—	—	1.9
Mark-to-market commodity hedging (non-cash)	0.6	—	0.7	—
Non-cash LIFO expense (benefit)	(1.7)	1.2	0.2	1.2
Net charges to pre-tax income	106.9	7.1	125.1	45.4
Income tax and noncontrolling interests	(16.4)	(2.9)	(22.0)	15.3
Effect on adjusted net income (loss)	90.5	4.2	103.1	30.1
Adjusted net income (loss) before legal entity restructuring and discontinued operations	2.8	(29.3)	31.1	(2.3)
Legal entity restructuring (2)	—	24.3	—	24.3
Adjusted net income (loss) including discontinued operations	2.8	(5.0)	31.1	22.0
Discontinued operations	—	(0.6)	0.1	(0.6)

Adjusted net income (loss)	$2.8	$(5.6)	$31.2	$21.4

(1)The tables below describe the adjustments to net income for the quarters and years ended December 31, 2015 and 2014, respectively.

(2)Consists of tax expense related to the legal entity restructuring project.

	Q4 2015						YTD 2015
	COGS	I&R	GW Impair	D&A	SGA	Total	COGS	I&R	GW Impair	D&A	SGA	Equity Income	Total
RUPS adjustments
Treating plant closure	$1.2	$(0.6)	$-	$(0.2)	$-	$0.4	$2.8	$5.7	$-	$1.2	$-	$-	$9.7
Net loss (gain) on sale of business	$0.2	$-	$-	$0.1	$-	$0.3	$(2.3)	$-	$-	$0.1	$-	$-	$(2.2)
Non-cash LIFO	$-	$-	$-	$-	$-	$-	$1.7	$-	$-	$-	$-	$-	$1.7
	$1.4	$(0.6)	$-	$(0.1)	$-	$0.7	$2.2	$5.7	$-	$1.3	$-	$-	$9.2
CMC adjustments
Goodwill impairment	$-	$-	$67.2	$-	$-	$67.2	$-	$-	$67.2	$-	$-	$-	$67.2
North American restructuring	$1.0	$20.8	$-	$0.9	$(1.2)	$21.5	$3.5	$21.5	$-	$2.2	$0.7	$-	$27.9
European restructuring	$3.1	$14.0	$-	$0.2	$0.1	$17.4	$4.4	$14.1	$-	$1.0	$0.4	$-	$19.9
China restructuring	$0.3	$0.9	$-		$-	$1.2	$0.4	$0.9	$-	$-	$-	$0.4	$1.7
Non-cash LIFO	$(1.7)	$-	$-	$-	$-	$(1.7)	$(1.5)	$-	$-	$-	$-	$-	$(1.5)
	$2.7	$35.7	$67.2	$1.1	$(1.1)	$105.6	$6.8	$36.5	$67.2	$3.2	$1.1	$0.4	$115.2
PC adjustments
Mark-to-market commodity hedging (non-cash)	$0.6	$-	$-	$-	$-	$0.6	$0.7	$-	$-	$-	$-	$-	$0.7
Total adjustments	$4.7	$35.1	$67.2	$1.0	$(1.1)	$106.9	$9.7	$42.2	$67.2	$4.5	$1.1	$0.4	$125.1

	Q4 2014					Year 2014

	COGS	D&A	I&R	SGA	Total	COGS	D&A	I&R	SGA	Interest	Total
RUPS adjustments
Treating plant closure	$(0.3)	$-	$-	$-	$(0.3)	$0.3	$-	$-	$-	$-	$0.3
Non-cash LIFO	$2.3	$-	$-	$-	$2.3	$2.3	$-	$-	$-	$-	$2.3
	$2.0	$-	$-	$-	$2.0	$2.6	$-	$-	$-	$-	$2.6
CMC adjustments
North American restructuring	$3.3	$-	$-	$1.3	$4.6	$3.4	$-	$-	$2.2	$-	$5.6
European restructuring	$0.2	$0.3	$(0.2)	$0.7	$1.0	$4.8	$2.5	$13.2	$1.6	$-	$22.1
China restructuring	$-	$(0.3)	$-	$-	$(0.3)	$0.6	$1.9	$4.7	$-	$-	$7.2
Non-cash LIFO	$(1.1)	$-	$-	$-	$(1.1)	$(1.1)	$-	$-	$-	$-	$(1.1)
	$2.4	$-	$(0.2)	$2.0	$4.2	$7.7	$4.4	$17.9	$3.8	$-	$33.8

PC inventory step-up amortization	$0.9	$-	$-	$-	$0.9	$3.6	$-	$-	$-	$-	$3.6
Osmose closing and deferred financing	$-	$-	$-	$-	$-	$-	$-	$-	$3.5	$1.9	$5.4
Total adjustments	$5.3	$-	$(0.2)	$2.0	$7.1	$13.9	$4.4	$17.9	$7.3	$1.9	$45.4

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net (loss) income attributable to Koppers	$(87.7)	$(33.5)	$(72.0)	$(32.4)	(32.4)
(32.4)

Adjusted net income (loss) including discontinued operations (from above)	$2.8	$(5.0)	$31.1	$22.0

Adjusted net income (loss) (from above)	$2.8	$(5.6)	$31.2	$21.4

Denominator for diluted earnings per share (in thousands)	20,648	20,495	20,621	20,463

(Loss) earnings per share:
Diluted (loss) earnings per share	$(4.27)	$(1.63)	$(3.51)	$(1.58)
Adjusted earnings (loss) per share including discontinued operations	$0.13	$(0.24)	$1.51	$1.07
Adjusted earnings (loss) per share	$0.13	$(0.27)	$1.51	$1.04

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net (loss) income	$(88.8)	$(35.8)	$(76.0)	$(39.4)
Interest expense	12.2	13.8	50.7	39.1
Depreciation and amortization	13.8	14.2	59.0	44.0
Income taxes	(14.2)	25.0	(4.2)	34.1
Loss (income) from discontinued operations	—	(0.6)	0.1	(0.6)

EBITDA with noncontrolling interests	(77.0)	16.6	29.6	77.2

Unusual items impacting net (loss) income (1)
Impairment, restructuring and plant closure costs	106.8	5.0	122.0	30.8
Net loss (gain) on sale of business	0.2	—	(2.3)	—
Osmose acquisition costs	—	0.9	—	7.1
Mark-to-market commodity hedging (non-cash)	0.6	—	0.7	—
Non-cash LIFO expense (benefit)	(1.7)	1.2	0.2	1.2

Total adjustments to EBITDA	105.9	7.1	120.6	39.1
Adjusted EBITDA with noncontrolling interests	$28.9	$23.7	$150.2	$116.3

(1)	Refer to adjustments under Unaudited Segment Information.